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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): July 14, 2005

                              NTL INCORPORATED
           (Exact name of Registrant as specified in its charter)

        DELAWARE               FILE NO. 000-22616           52-1822078
(State of Incorporation)    (Commission File Number)      (IRS Employer
                                                        Identification No.)

           909 THIRD AVENUE, SUITE 2863, NEW YORK, NEW YORK 10022
            (Address of principal executive offices) (Zip Code)

     Registrant's Telephone Number, including Area Code: (212) 906-8440

        Former name or former address, if changed since last report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                             TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES




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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     As previously disclosed, Richard Martin ceased to serve as an executive officer of NTL Incorporated (the "Company") as of June 30, 2005. Subsequently, Mr. Martin has been engaged by the Company to serve in a senior manager capacity as Group Director, Risk Assurance. Mr. Martin's employment contract has not been finalized.

     Mr. Martin's new position will terminate on December 31, 2005, unless extended by the mutual agreement of Mr. Martin and the Company. Upon eight weeks' notice to the other party, the Company and Mr. Martin each will have the option to terminate Mr. Martin's employment prior to December 31, 2005, or prior to any subsequent date to which termination is extended by mutual agreement.

     The Company will compensate Mr. Martin at an annual rate of UK (pound)130,000. Mr. Martin also will be eligible to receive a cash bonus at the sole discretion of the board of directors of the Company based on the terms of the Company's 2005 Bonus Scheme. We anticipate that Mr. Martin will receive an automobile allowance in accordance with existing Company policies and will participate in other customary employee benefit plans available to similarly situated senior managers.





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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 14, 2005                             NTL INCORPORATED


                                                 By: /s/ Bryan H. Hall
                                                     -------------------
                                                     Bryan H. Hall
                                                     Secretary